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                                                                     EXHIBIT 3.3

                               STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION


thinWEB.com Corporation, a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors of thinWEB.com Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article One thereof, so that, as amended, said Article shall now read as follows:

The name of the Corporation is thinWEB Technologies Corporation.

SECOND: That thereafter, the amendment was approved by written consent of the required number of stockholders, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said thinWEB.com Corporation, has caused this certificate to be signed by C. James Enman, an authorized officer, this 28/th/ Day of January, 2000.


                                                  /s/ C. James Enman
                                                  -----------------------------
                                                      C. James Enman
                                                      Secretary
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                           CERTIFICATE OF AMENDMENT
                                      TO
                        WARWICK ACQUISITION CORPORATION
                         CERTIFICATE OF INCORPORATION

     Warwick Acquisition Corporation (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law, hereby certifies as follows:

     FIRST: As of May 27, 1999, the Corporation had 150,000 shares of common stock issued and outstanding.

     SECOND: by unanimous consent of the Board of Directors on May 27, 1999 and by unanimous written consent without a meeting of the shareholder(s) dated May 27, 1999, an amendment to the Certificate of Incorporation of the Corporation, as written below, was adopted in accordance with Section 242 of the Delaware General Corporation Law to a change of the name of the Corporation.

     THIRD: Article One to the Certificate of Incorporation shall be amended to reflect the name change and shall be amended to read as follows:

                                    "Name
                                     ----

          The name of the Corporation is "thinWEB.com Corporation"

     IN WITNESS WHEREOF, I have hereunto set my hand this 27/th/ day of May, 1999.


                                             /s/ James M. Cassidy
                                             ----------------------------------
                                             James M. Cassidy
                                             President